EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350/ SECURITIES EXCHANGE ACT RULE 13a-14(b), AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Plus Therapeutics, Inc. for the quarterly period ended September 30, 2019 as filed with the Securities and Exchange Commission on the date hereof, Marc H. Hedrick, as President & Chief Executive Officer of Plus Therapeutics, Inc. hereby certifies that:

1.

The Form 10-Q report of Plus Therapeutics, Inc. that this certification accompanies fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended.

2.

The information contained in the Form 10-Q report of Plus Therapeutics, Inc. that this certification accompanies fairly presents, in all material respects, the financial condition and results of operations of Plus Therapeutics, Inc.

	By:	/s/ Marc H. Hedrick
Dated: November 14, 2019		Marc H. Hedrick
President & Chief Executive Officer

In connection with the Quarterly Report on Form 10-Q of Plus Therapeutics, Inc. for the quarterly period ended September 30, 2019 as filed with the Securities and Exchange Commission on the date hereof, Desiree Smith, as Principal Financial and Accounting Officer of Plus Therapeutics, Inc. hereby certifies that:

1.

The Form 10-Q report of Plus Therapeutics, Inc. that this certification accompanies fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended.

2.

The information contained in the Form 10-Q report of Plus Therapeutics, Inc. that this certification accompanies fairly presents, in all material respects, the financial condition and results of operations of Plus Therapeutics, Inc.

	By:	/s/ Desiree Smith
Dated: November 14, 2019		Desiree Smith
Principal Financial and Accounting Officer